Exhibit 5.1

June 14, 2021

BriaCell Therapeutics Corp.
Suite 300 – 235 15th Street
West Vancouver, British Columbia
Canada V7T 2X1

Dear Mesdames/Sirs:

Re: BriaCell Therapeutics Corp. - Registration Statement on Form F-1

We have acted as special Canadian legal counsel to BriaCell Therapeutics Corp., a British Columbia corporation (the “Company”). As such, we have participated in the preparation of the Company’s registration statement on Form F-1 (the “Registration Statement”) relating to the registration under the United States Securities Act of 1933, as amended (the “Securities Act”), of the offering for resale by the selling shareholders listed therein of up to an aggregate of 10,340,686 common shares, no par value, of the Company (the “Common Shares”), consisting of (i) 4,370,343 Common Shares (the “Outstanding Common Shares”), (ii) 5,170,343 Common Shares issuable upon the exercise of outstanding warrants originally issued in a private placement in June 2021 (the “Common Warrants”), and (iii) 800,000 Common Shares issuable upon the exercise of outstanding pre-funded warrants originally issued in a private placement in June 2021 (the “Pre-funded Warrants”).

As counsel to the Company in Canada, we have examined copies of the Company’s Notice of Articles, the Company’s Articles, such corporate records, instruments, and other documents relating to the Company and such matters of law as we have considered necessary or appropriate for the purpose of rendering this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Outstanding Common Shares are, and the Common Shares underlying the Common Warrants and Pre-funded Warrants, when paid for and issued pursuant to the terms of the applicable warrants, will be, duly authorized, legally issued, fully paid and non-assessable.

Our opinion is limited to laws of the Province of British Columbia. We have not considered, and have not expressed any opinion with regard to, or as to the effect of, any other law, rule, or regulation, state or federal, applicable to the Company. In particular, we express no opinion as to United States federal securities laws.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement under the caption “Legal Matters”. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Yours truly,

/s/ Bennett Jones